                      CONSORCIO G GRUPO DINA, S.A. DE C.V.
                         NOTICE OF GUARANTEED DELIVERY
         TO TENDER UP TO $97 MILLION AGGREGATE PRINCIPAL AMOUNT OF ITS
                8% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2004
              (ISIN NO. US210306 AB 29 AND CUSIP NO. 210306 AB 2)
                    Pursuant to the Offer to Purchase dated
                                 July 13, 1999

THE TENDER OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, AUGUST 10, 1999, UNLESS EXTENDED (EACH SUCH TIME, AS THE SAME MAY BE EXTENDED, AN "EXPIRATION TIME"). HOLDERS OF DEBENTURES MUST TENDER THEIR DEBENTURES PRIOR TO THE EXPIRATION TIME IN ORDER TO RECEIVE THE PURCHASE PRICE. TENDERED DEBENTURES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME, BUT NOT THEREAFTER (EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES DESCRIBED IN THE OFFER TO PURCHASE).

    As set forth in the Offer to Purchase dated July 13, 1999 (the "Offer to Purchase") under the caption "The Tender Offer--Guaranteed Delivery Procedure" and the accompanying Letter of Transmittal dated July 13, 1999 (the "Letter of Transmittal") and Instruction 2 thereto, this form, or one substantially equivalent hereto, must be used to accept the offer by Consorcio G Grupo Dina, S.A. de C.V., a Mexican corporation (the "Company"), to purchase for cash the debt securities listed above (collectively, the "Debentures" and individually, a "Debenture") (such offer is referred to as the "Tender Offer"), if the certificates representing the Debentures are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit a Holder's certificates or other required documents to reach the Depositary prior to the Expiration Time. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution unless such form is submitted on behalf of an Eligible Institution. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Offer to Purchase.

                               THE DEPOSITARY IS:
                             BANKERS TRUST COMPANY

 BY OVERNIGHT MAIL OR COURIER:                BY MAIL:                          BY HAND:

  BT Services Tennessee, Inc.       BT Services Tennessee, Inc.          Bankers Trust Company
 Corporate Trust & Agency Group         Reorganization Unit          Corporate Trust & Agency Group
      Reorganization Unit                 P.O. Box 292737              Receipt & Delivery Window
    648 Grassmere Park Road        Nashville, Tennesse 37229-2737   123 Washington Street, 1st Floor
   Nashville, Tennessee 37211                                           New York, New York 10006
                                                                       Attention: Reorganization
                                                                               Department

                                 BY FACSIMILE:
                                 (615) 835-3701

                             CONFIRM BY TELEPHONE:
                                 (615) 835-3572

                                FOR INFORMATION:
                                 (800) 735-7777

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN THE ONES LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    Upon the terms and subject to the conditions set forth in the Offer to Purchase and accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to Consorcio G Grupo Dina, S.A. de C.V., a Mexican corporation, the principal amount of Debentures at the price per $1,000 principal amount of Debentures set forth below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase and accompanying Letter of Transmittal.

                 PRINCIPAL AMOUNT OF DEBENTURES BEING TENDERED

     ISIN NO.           CUSIP NO.     PRINCIPAL AMOUNT TENDERED        SECURITY DESCRIPTION
-------------------  ---------------  -------------------------  ---------------------------------
  US210306 AB 29       210306 AB 2                                  8% Convertible Subordinated
                                                                        Debentures due 2004

               PRICE (IN DOLLARS) PER $1,000 PRINCIPAL AMOUNT OF
               DEBENTURES AT WHICH DEBENTURES ARE BEING TENDERED

    CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF DEBENTURES. (Holders who desire to tender Debentures at more than one price must complete a separate Letter of Transmittal for each price at which Debentures are tendered.)

/ / $400   / / $430   / / $460

/ / $410   / / $440

/ / $420   / / $450

    [ ] Check box if Debentures will be tendered by book-entry transfer:

Name of Tendering Institution:
-------------------

Account No.
-------------- at The Depository Trust Company

SIGN HERE

-------------------------------------------
                Signature(s)

-------------------------------------------
       Name(s) (Please Type or Print)

-------------------------------------------
                  Address

-------------------------------------------
                  Zip Code

-------------------------------------------
       Area Code and Telephone Number

        Dated: ---------------, 1999

                THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States, hereby (a) represents that the above-named person(s) has a net long position in the Debentures tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Debentures complies with Rule 14e-4 and (c) guarantees delivery to the Depositary of Debentures tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Debentures into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase), in each case together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees and any required documents or a properly transmitted Agent's Message, within three New York Stock Exchange trading days after the date hereof.

     -------------------------------------------        ------------------------------------------------------
                     Name of Firm                                               Title

------------------------------------------------------  ------------------------------------------------------
                 Authorized Signature                                Name (Please Type or Print)

------------------------------------------------------        Dated: ----------------------------, 1999
                       Address

     -------------------------------------------
            Area Code and Telephone Number

NOTE: DO NOT SEND CERTIFICATES REPRESENTING DEBENTURES WITH THIS FORM. CERTIFICATES FOR DEBENTURES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.